Exhibit 4.5

SUPPLEMENT NO. 2 dated as of April 12, 2021 (this “Supplement”), to the Security Agreement dated as of October 2, 2020 (as supplemented by Supplement No. 1 to the Security Agreement, dated as of February 1, 2021 and as further supplemented from time to time, the “Security Agreement”), among CONSOLIDATED COMMUNICATIONS, INC., an Illinois corporation (the “Issuer”), CONSOLIDATED COMMUNICATIONS HOLDINGS, INC., a Delaware corporation (“Holdings”), certain subsidiaries of the Issuer listed on Annex A thereto (each such subsidiary and any other subsidiary of the Issuer that may become a party thereto from time to time a “Subsidiary Grantor”, together with the Issuer and Holdings, the “Grantors”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Notes Collateral Agent (in such capacity, the “Notes Collateral Agent”) under the Indenture referred to below for the benefit of the Secured Parties.

A.Reference is made to the Indenture dated as of October 2, 2020 (as modified, amended and supplemented and in effect from time to time, the “Indenture”), among the Issuer, Holdings, the Subsidiary Grantors and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee (in such capacity, the “Trustee”) and as Notes Collateral Agent.
B.Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.
C.The Grantors have entered into the Security Agreement in order to induce the Trustee and the Notes Collateral Agent to enter into the Indenture.
D.Subsection 9.13 of the Security Agreement provides that each Subsidiary of the Issuer that executes and delivers this Supplement shall become a Grantor, with the same force and effect as if originally named as a Grantor therein, for all purposes of the Security Agreement upon execution and delivery by such Subsidiary of an instrument in the form of this Supplement. Each undersigned Subsidiary (each a “New Grantor”) is executing this Supplement in accordance with the requirements of the Security Agreement to become a Grantor under the Security Agreement.

Accordingly, the Notes Collateral Agent and the New Grantors agree as follows:

SECTION 1.In accordance with subsection 9.13 of the Security Agreement, each New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and each New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, each New Grantor, as security for the payment and performance in full of its Notes Obligations, does hereby bargain, sell, convey, assign, set over, mortgage, pledge, hypothecate and transfer to Notes Collateral Agent for the benefit of the Secured Parties, and hereby grants to the Notes Collateral Agent for the benefit of the Secured Parties, a Security Interest in all of the Collateral of such New Grantor, in each case whether now or hereafter existing or in which now has or hereafter acquires an interest. Each reference to a “Grantor” in the Security Agreement shall be deemed to include each New Grantor. The Security Agreement is hereby incorporated herein by reference.

SECTION 2.Each New Grantor represents and warrants to the Notes Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Notes Collateral Agent and the Issuer.  This Supplement shall become effective as to each New Grantor when the Notes Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such New Grantor and the Notes Collateral Agent.

SECTION 4.Each New Grantor hereby represents and warrants that (a) set forth on Schedule I-A attached hereto is a true and correct schedule of the location of any and all Collateral of such New Grantor, (b) set forth on Schedule I-B hereto is (i) the exact legal name of such New Grantor, as such name appears in its respective certificate of incorporation or any other organizational document, (ii) the jurisdiction of formation of such New Grantor, (iii) the chief executive office of such New Grantor, (iv) the type of entity of such New Grantor and (v) the Federal Taxpayer Identification Number and organizational identification number, if any, of such New Grantor and (c) as of the date hereof, (i) Schedule II hereto sets forth all of each New Grantor’s Copyright Licenses, (ii) Schedule III hereto sets forth, in proper form for filing with the United States Copyright Office, all of each New Grantor’s Copyrights (and all applications therefor), (iii) Schedule IV hereto sets forth all of each New Grantor’s Patent Licenses, (iv) Schedule V hereto sets forth, in proper form for filing with the United States Patent and Trademark Office, all of each New Grantor’s Patents (and all applications therefor), (v) Schedule VI hereto sets forth all of each New Grantor’s Trademark Licenses, (vi) Schedule VII hereto sets forth, in proper form for filing with the United States Patent and Trademark Office, all of each New Grantor’s Trademarks (and all applications therefor) and (vii) Schedule VIII hereto sets forth all Commercial Tort Claims of each New Grantor in excess of $10,000,000.

SECTION 5.Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6.THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.02 of the Indenture. All communications and notices hereunder to each New Grantor shall be given to it in care of the Issuer at the Issuer’s address set forth in Section 13.02 of the Indenture (or such other address as specified in accordance with Section 13.02 of the Indenture).

SECTION 9.Each New Grantor agrees to reimburse the Notes Collateral Agent for its respective reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Notes Collateral Agent.

SECTION 10. The Issuer hereby authorizes and directs the Notes Collateral Agent to execute and deliver this Supplement to the Security Agreement. The Notes Collateral Agent shall not be responsible in any manner whatsoever for and makes no representation as to the validity or sufficiency of this Supplement to the Security Agreement or in respect of the recitals contained herein, all of which recitals are made solely by the applicable Grantor. The Notes Collateral Agent shall be afforded all the rights, protections, immunities and indemnities contained in the Indenture and Security Agreement as if set forth herein, mutatis mutandis.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Supplement to the Security Agreement as of the day and year first above written.

CONSOLIDATED COMMUNICATIONS OF PENNSYLVANIA COMPANY, LLC

By: /s/ Steven L. Childers

Name: Steven L. Childers

Title: Chief Financial Officer

CONSOLIDATED COMMUNICATIONS, INC.

By: /s/ Steven L. Childers

Name: Steven L. Childers

Title: Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as NOTES COLLATERAL AGENT

By: /s/ Theresa M. Hempeck

Name: Theresa M. Hempeck

Title: Vice President

[Signature Page to Supplement No. 2 to Security Agreement]

SCHEDULE I-A

TO SUPPLEMENT NO. 2 TO THE U.S.

SECURITY AGREEMENT

LOCATIONS OF COLLATERAL

Company Name	Address	City	State
Consolidated Communications of Pennsylvania Company, LLC	311 Lincoln Avenue	Bentleyville	PA
Consolidated Communications of Pennsylvania Company, LLC	604-608 Main Street	Bentleyville	PA
Consolidated Communications of Pennsylvania Company, LLC	Washington St	Cokeburg	PA
Consolidated Communications of Pennsylvania Company, LLC	6517 Mars Road (Criders Corner CO)	Cranberry Twp	PA
Consolidated Communications of Pennsylvania Company, LLC	Freeport Central Office, 305 6th Street	Freeport	PA
Consolidated Communications of Pennsylvania Company, LLC	4008 Gibsonia Road	Gibsonia	PA
Consolidated Communications of Pennsylvania Company, LLC	4008 Gibsonia Road	Gibsonia	PA
Consolidated Communications of Pennsylvania Company, LLC	4008 Gibsonia Road Bldg 1	Gibsonia	PA
Consolidated Communications of Pennsylvania Company, LLC	4008 Gibsonia Road Bldg 2	Gibsonia	PA
Consolidated Communications of Pennsylvania Company, LLC	15 Magnolia Ave	Marianna	PA
Consolidated Communications of Pennsylvania Company, LLC	Mars Central Office, 128 Irvine Street,	Mars	PA
Consolidated Communications of Pennsylvania Company, LLC	Sarver Central Office, 407 Sarver Road, Sarver	Sarver	PA
Consolidated Communications of Pennsylvania Company, LLC	Saxonburg Central Office, 105 W. Main Street	Saxonburg	PA
Consolidated Communications of Pennsylvania Company, LLC	Curtisville Central Office, 38 Hill Street	Tarentum	PA
Consolidated Communications of Pennsylvania Company, LLC	Cooperstown Central Office, 1194 Pittsburgh Road	Valencia	PA
Consolidated Communications of Pennsylvania Company, LLC	Wexford Central Office, 150 Wexford Bayne Road	Wexford	PA

SCHEDULE I-B

TO SUPPLEMENT NO. 2 TO THE U.S.

SECURITY AGREEMENT

NEW GRANTOR INFORMATION

Legal Name	Jurisdiction of Formation	Location of Chief Executive Office	Type of Entity	Federal Taxpayer Identification Number and Organizational Identification Number
Consolidated Communications of Pennsylvania Company, LLC	Delaware	2116 S. 17th Street Mattoon, IL 61938	Corporation	TIN: 26-3872130 OIN: 4621629

SCHEDULE II

TO SUPPLEMENT NO. 2 TO THE

U.S. SECURITY AGREEMENT

COPYRIGHT LICENSES

None.

SCHEDULE III

TO SUPPLEMENT NO. 2 TO THE

U.S. SECURITY AGREEMENT

COPYRIGHTS

None.

SCHEDULE IV

TO SUPPLEMENT NO. 2 TO THE

U.S. SECURITY AGREEMENT

PATENT LICENSES

None.

SCHEDULE V

TO SUPPLEMENT NO. 2 TO THE

U.S. SECURITY AGREEMENT

PATENTS

None.

SCHEDULE VI

TO SUPPLEMENT NO. 2 TO THE

U.S. SECURITY AGREEMENT

TRADEMARK LICENSES

None.

SCHEDULE VII

TO SUPPLEMENT NO. 2 TO THE

U.S. SECURITY AGREEMENT

TRADEMARKS

Domestic Trademarks
Registered Owner/Grantor	Trademark	Registration No.	Application No.

None.

Foreign Trademarks
Registered Owner/Grantor	Trademark	Registration No.	Application No.	Country
None.

SCHEDULE VIII

TO SUPPLEMENT NO. 2 TO THE

U.S. SECURITY AGREEMENT

COMMERCIAL TORT CLAIMS

None.